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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of Resource Bancshares Mortgage Group, Inc. on Form S-8 of our report dated February 7, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of Resource Bancshares Mortgage Group, Inc., which is incorporated by reference in Resource Bancshares Mortgage Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference under the heading "Expert" in the Reoffer Prospectus.






PRICEWATERHOUSECOOPERS LLP

Columbia, South Carolina
February 2, 2001